UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Advaxis, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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**** IMPORTANT REMINDER ****

Dear Stockholder:

By now, you should have received your proxy material for the 2013 Advaxis Annual Meeting scheduled to be held on June 5, 2013. Our records indicate that you had not yet voted your shares at the time of the mailing of this reminder letter.

Your vote is extremely important. PLEASE VOTE TODAY. The fastest and easiest way to vote is by telephone or over the Internet. Instructions on how to vote your shares over the telephone or Internet are enclosed with this letter. Alternatively, you may sign and return the enclosed voting form in the envelope provided.

Your Board recommends that you vote:

  FOR the election of all named director nominees
  FOR the ability to allow your Board to effect a Reverse Stock Split
  FOR the approval to decrease the Company’s capital stock
  FOR the approval to amend the 2011 Omnibus Stock Plan
  FOR the ratification of our independent public accountants
  FOR the approval of an advisory (non-binding) proposal on the Company’s executive compensation
  That the advisory (non-binding) proposal on the Company’s executive compensation be voted every 3 YEARS

YOUR VOTE IS IMPORTANT

WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE TODAY.

If you sign and return the enclosed form without indicating a different choice, your shares will be voted as recommended by the Board of Directors.

If you have any questions or if you need assistance voting, please call Morrow & Co., LLC, our proxy solicitor, toll-free at 1-855-231-8973

Thank you for your investment in Advaxis, and for taking the time to vote your shares.

Sincerely,

Thomas A. Moore Chairman & Chief Executive Officer